EXHIBIT 5.1

[PILLSBURY WINTHROP, LLP LETTERHEAD]

January 23, 2004

Cardima, Inc.

47266 Benicia Street

Fremont, CA 94538-7330

Ladies and Gentlemen:

We are acting as counsel for Cardima, Inc., a Delaware corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of (i) 3,583,327 shares (the “Shares”) of common stock, par value $.001 per share (the “Common Stock”), of the Company, (ii) 1,074,993 shares (the “Warrant Shares”) of Common Stock issued or issuable upon the exercise of certain warrants to purchase Common Stock issued by the Company on December 19, 2003 (the “Warrants”) and (iii) 324,297 shares (the “Agent Warrant Shares”) of Common Stock issued or issuable upon the exercise of certain warrants to purchase Common Stock issued by the Company on December 19, 2003 (the “Agent Warrants”). In this regard we have participated in the preparation of a Registration Statement on Form S-3 relating to the Shares, the Warrant Shares and the Agent Warrant Shares. Such Registration Statement, as amended, is herein referred to as the “Registration Statement.”

In connection with the foregoing, we have examined the Amended and Restated Certificate of Incorporation and the Bylaws of the Company, certificates of officers of the Company and public officials, and such other documentation as we have deemed necessary or advisable in order to render the opinions expressed herein, and we have assumed that the signatures on all documents examined by us are genuine.

Based upon the foregoing, we are of the opinion that (1) the Shares have been duly authorized and legally issued and the Shares are fully paid and non-assessable, (2) the Warrant Shares have been duly authorized and, when issued in connection with the terms of the Warrants for the consideration set forth therein, will be legally issued, fully paid and non-assessable and (3) the Agent Warrant Shares have been duly authorized and, when issued in connection with the terms of the Agent Warrants for the consideration set forth therein, will be legally issued, fully paid and non-assessable. This opinion is limited to matters governed by the Delaware General Corporation Law.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and in the Prospectus included therein. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/    Pillsbury Winthrop, LLP